Exhibit 99.1
EXHIBIT A
Joint Filing Agreement
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Mandatory Redeemable Preferred Shares of Ares Dynamic Credit Allocation Fund, a Maryland company, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.
In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the date noted below.

Dated: November 12, 2026

ARCH CAPITAL GROUP LTD.
By:	/s/ François Morin
Name:	François Morin
Title:	Executive Vice President, Chief Financial Officer

ARCH REINSURANCE LTD.
By:	/s/ Liam Moloney
Name:	Liam Moloney
Title:	Chief Financial Officer

ARCH FINANCIAL HOLDINGS EUROPE I LIMITED
By:	/s/ Mark Nolan
Name:	Mark Nolan
Title:	Chief Financial Officer

ARCH CAPITAL GROUP (U.S.) INC.
By:	/s/ Tom Ahern
Name:	Tom Ahern
Title:	Executive Vice President and Chief Financial Officer

ARCH REINSURANCE COMPANY
By:	/s/ Robert Davies
Name:	Robert Davies
Title:	Chief Financial Officer